Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM TO PRESENT AT THE LIFETECH CAPITAL

MIAMI MEDICAL INVESTORS CONFERENCE

SAN DIEGO, CA – November 8, 2010 – Cardium Therapeutics (NYSE Amex: CXM) announced today that Christopher J. Reinhard, Cardium’s Chairman and Chief Executive Officer will present at the LifeTech Capital Miami Medical Investors Conference on November 12, 2010 at 2:00 p.m. Eastern. The conference will take place at the JW Marriott Marquis in Miami. Although this presentation will not be webcast, investors can access the Company’s presentation slides now available at Cardium’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=77949&p=irol-presentations.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses that have the potential to address significant unmet medical needs and definable pathways to commercialization, partnering and other economic monetizations. Cardium’s investment portfolio includes the Tissue Repair Company and Cardium Biologics, medical technology companies primarily focused on the development of innovative therapeutic products for wound healing, bone repair, and cardiovascular indications. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

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Cardium Therapeutics™ Generx® and MedPodium™ are trademarks of Cardium Therapeutics, Inc.

Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™,

Osteorate™, Appexium™ and Linée™ are trademarks of Tissue Repair Company.

(Other trademarks belong to their respective owners)